Revised January 15, 2010

Exhibit 99.2

AZZ incorporated
Financial and Other Statistical Information
(unaudited)
($ in Thousands except per share amount)

	Projected Year End February 28, 2010	Projected Year Ended February 28, 2011
Net Sales:
Electrical and Industrial Products	$200,000 to $205,000	$150,000 to $160,000
Galvanizing Services	$155,000 to $160,000	$160,000 to $170,000
Total Sales	$355,000 to $365,000	$310,000 to $330,000

Diluted earnings per share	$3.00 to $3.10	$1.85 to $2.20

Net Sales by Market Segment:
Power Generation	17%	16%
Transmission and Distribution	34%	32%
Industrial	49%	52%

Electrical and Industrial Products
Revenues by Industry:
Power Generation	22%	20%
Transmission and Distribution	48%	47%
Industrial	30%	33%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	28%	28%
OEM’s	11%	11%
Industrial	35%	32%
Bridge and Highway	8%	9%
Petrochemical	18%	20%

Operating Margins:
Electrical and Industrial Products	19% to 20%	13.5% to 15.5%
Galvanizing Services	29% to 30%	24% to 26%

Cash Provided By (Used In)Operations	$75,000	$48,000
Capital Expenditures	$14,000	$15,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$17,300	$17,000
Total Bank Debt	$100,000	$100,000

Percent of Business By Segment:
Electrical and Industrial Products	57%	49%
Galvanizing Services	43%	51%